                               OPEN SOLUTIONS INC.

                   SERIES E PREFERRED STOCK PURCHASE AGREEMENT






                       ---------------------------------
                           Dated as of April 12, 1999


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                                TABLE OF CONTENTS


                                                                                                              Page
1.       Purchase and Sale of Stock and Warrants..........................................................     1
         1.1      Sale and Issuance of Series E Preferred Stock...........................................     1
         1.2      Closing.................................................................................     1

2.       Representations and Warranties of the Company....................................................     1
            2.1   Organization; Good Standing; Qualification..............................................     1
            2.2   Authorization...........................................................................     2
            2.3   Valid Issuance of Preferred Stock.......................................................     2
            2.4   Governmental Consents    ..............................................................      2
            2.5   Capitalization and Voting Rights........................................................     3
            2.6   Subsidiaries        ....................................................................     4
            2.7   Contracts and Other Commitments.........................................................     4
            2.8   Related-Party Transactions..............................................................     4
            2.9   Registration Rights.....................................................................     4
           2.10   Permits.................................................................................     4
           2.11   Compliance with Other Instruments.......................................................     5
           2.12   Litigation..............................................................................     5
           2.13   Disclosure..............................................................................     5
           2.14   Offering................................................................................     5
           2.15   Title to Property and Assets............................................................     6
           2.16   Financial Statements....................................................................     6
           2.17   Changes.................................................................................     6
           2.18   Patents and Trademarks..................................................................     6
           2.19   Manufacturing and Marketing Rights......................................................     7
           2.20   Employees; Employee Compensation........................................................     7
           2.21   Proprietary Information and Inventions Agreements.......................................     7
           2.22   Tax Returns, Payments, and Elections....................................................     8
           2.23   Insurance...............................................................................     8
           2.24   Environmental and Safety Laws...........................................................     8
           2.25   Indemnification.........................................................................     8

3.       Representations and Warranties of the Investors..................................................     8
            3.1   Authorization...........................................................................     9
            3.2   Purchase Entirely for Own Account.......................................................     9
            3.3   Reliance Upon Investor's Representations................................................     9
            3.4   Receipt of Information..................................................................     9
            3.5   Investment Experience...................................................................     9
            3.6   Accredited Investor.....................................................................     9
            3.7   Restricted Securities...................................................................    10
            3.8   Legends.................................................................................    10

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
                                                                                                              Page
4.       Conditions of Investor's Obligations at Closing..................................................    10
            4.1   Representations and Warranties..........................................................    10
            4.2   Performance.............................................................................    10
            4.3   Compliance Certificate..................................................................    10
            4.4   Qualifications..........................................................................    10
            4.5   Proceedings and Documents...............................................................    11
            4.6   Board of Directors......................................................................    11
            4.7   Opinion of Company Counsel..............................................................    11
            4.8   Investor's Rights Agreement.............................................................    11
            4.9   Management Rights Letter................................................................    11

5.       Conditions of the Company's Obligations at Closing...............................................    11
            5.1   Representations and Warranties..........................................................    11
            5.2   Qualifications..........................................................................    11
            5.3   Investors' Rights Agreement.............................................................    12
            5.4   Mutual Release Agreement................................................................    12
            5.5   Strategic Alliance Agreement............................................................    12

6.          Right To Put Securities.......................................................................    12
            6.1   Definitions.............................................................................    12
            6.2   Right to Put............................................................................    14
            6.3   Method of Exercise......................................................................    14
            6.4   Time of Exercise........................................................................    14
            6.5   Closing Date............................................................................    14
            6.6   Closing Procedures......................................................................    14

7.       Miscellaneous....................................................................................    14
            7.1   Entire Agreement........................................................................    14
            7.2   Survival of Warranties..................................................................    14
            7.3   Successors and Assigns..................................................................    15
            7.4   Governing Law...........................................................................    15
            7.5   Counterparts............................................................................    15
            7.6   Titles and Subtitles....................................................................    15
            7.7   Notices.................................................................................    15
            7.8   Finder's Fees...........................................................................    15
            7.9   Attorneys' Fees.........................................................................    16
           7.10   Amendments and Waivers..................................................................    16
           7.11   Severability............................................................................    16

SCHEDULE A        Schedule of Exceptions
EXHIBIT A         Restated Certificate of Incorporation
EXHIBIT B         Amended and Restated Investors' Rights Agreement
EXHIBIT C         List of Common Stock Shareholders and Number of
                  Shares Held by Each Common Stock Shareholder
EXHIBIT D         Opinion of Company Counsel
EXHIBIT E         Form of Proprietary Information and Inventions Agreements
EXHIBIT F         Form of Management Rights Letter
EXHIBIT G         Form of Mutual Release Agreement
EXHIBIT H         Form of Strategic Alliance Agreement
EXHIBIT I         Form of Notice of Put

                               OPEN SOLUTIONS INC.
                   SERIES E PREFERRED STOCK PURCHASE AGREEMENT

                  THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 12th day of April, 1999, by and between Open Solutions Inc., a Delaware corporation (the "Company"), and HNC Software Inc., a Delaware corporation (the "Investor").

                  THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1.       PURCHASE AND SALE OF STOCK.

                  1.1.     SALE AND ISSUANCE OF SERIES E PREFERRED STOCK.

                           (a)      The Company  shall adopt and file with the
Secretary of State of Delaware on or before the Closing (as defined below) a Restated Certificate of Incorporation in the form attached hereto as EXHIBIT A (the "Restated Certificate").

                           (b)      Subject to the terms and  conditions  of
this Agreement, the Investor shall purchase at the Closing and the Company shall sell and issue to the Investor at the Closing 746,157 shares ("Shares") of the Company's Series E Preferred Stock ("Series E Preferred Stock") for the purchase price of $8.00 per share.

                  1.2.     CLOSING.

                           (a)      The purchase and sale of the Series E
Preferred Stock shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on the 12th day of April, 1999, or at such other time and place as the Company and Investor shall mutually agree, either orally or in writing (which time and place are designated as the "Closing").

                           (b)      At the Closing,  the Company  shall deliver
to the Investor a certificate representing the shares of Series E Preferred Stock that the Investor is purchasing, under this Agreement, against payment of the purchase price therefor by wire transfer of immediately available funds.

                  2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that, except as set forth on SCHEDULE A (the "Schedule of Exceptions") hereto specifically identifying the relevant subparagraph(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  2.1. ORGANIZATION; GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement and the Amended and Restated Investors' Rights Agreement, of even date herewith, among the Company, the Investor and certain other stockholders of the Company, in substantially the form attached hereto as EXHIBIT B (the "Rights Agreement"), to issue and sell the Series E Preferred Stock and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement, the Rights Agreement and the Restated Certificate. The Company is qualified to transact business as a foreign corporation in the State of Connecticut.

                  2.2. AUTHORIZATION. All corporate or other action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, and delivery of this Agreement and the Rights Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Series E Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series E Preferred Stock, has been taken or will be taken prior to the Closing, and this Agreement and the Rights Agreement, constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

                  2.3. VALID ISSUANCE OF PREFERRED STOCK. The Series E Preferred Stock which is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer (i) under this Agreement, (ii) under the Rights Agreement, and (iii) under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series E Preferred Stock (the "Conversion Shares") purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate shall be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Rights Agreement and under applicable state and federal securities laws.

                  2.4. GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement and the Rights Agreement, or the offer, sale or issuance of the Series E Preferred Stock by the Company or the issuance of Common Stock upon conversion thereof, except (i) the filing of the Restated Certificate with the Secretary of State of the State of Delaware and (ii) such filings as have been made prior to the applicable Closing, except that any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor by special counsel for the Investor.

                  2.5. CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist prior to the Closing, of:

                           (a)      PREFERRED  STOCK.  Six Million Six Hundred
Ninety Thousand Seven Hundred Forty (6,690,740) shares of Preferred Stock (the "Preferred Stock"), One Million (1,000,000) shares of which have been designated Series A-1 Preferred Stock, all of which are issued and outstanding, Five Hundred Eighty-Three Thousand Three Hundred Thirty-Three (583,333) shares of which have been designated Series A-2 Preferred Stock, all of which are issued and outstanding, One Million Seven Hundred Thirty-Six Thousand Two Hundred Fifty (1,736,250) shares of which have been designated Series B Preferred Stock, One Million Six Hundred Twenty-Seven Thousand Nine Hundred Seventeen (1,627,917) of which are issued and outstanding, One Million Three Hundred Seventy-Five Thousand (1,375,000) shares of which have been designated Series C Preferred Stock, One Million Two Hundred Sixty-Three Thousand Eight Hundred Eighty-Nine (1,263,889) of which are issued and outstanding, One Million Two Hundred Fifty Thousand (1,250,000) shares of which have been designated Series D Preferred Stock, Eight Hundred Thirty-Three Thousand Thirty-Three (833,333) of which are issued and outstanding, and Seven Hundred Forty-Six Thousand One Hundred Fifty-Seven (746,157) shares of which have been designated Series E Preferred Stock, none of which have been issued.

                           (b)      COMMON STOCK.  Twenty Million  (20,000,000)
shares of common stock ("Common Stock"), of which Two Million Two Hundred Thirty-Six Thousand Thirteen (2,236,013) shares are issued and outstanding.

                           (c)      The outstanding shares of Common Stock and
Preferred Stock are owned by the shareholders and in the numbers specified in EXHIBIT C hereto.

                           (d)      The outstanding shares of Common Stock and
Preferred Stock have been issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

                           (e)      Except for (A) the conversion  privileges of
the Series A-1 Preferred Stock, the Series A-2 Preferred Stock the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, (B) the rights provided in Section 2.9 of the Rights Agreement, (C) the options to purchase an aggregate of 1,589,696 shares of Common Stock outstanding under the Company's 1994 Stock Option Plan (the "Option Plan"), and (D) warrants to purchase 108,333 shares of Series B Preferred Stock, warrants to purchase 111,111 shares of Series C Preferred Stock and warrants to purchase 416,667 shares of Series D Preferred Stock, there are not outstanding any options, warrants rights (including conversion or preemptive rights and rights of first refusal) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. A total of 2,868,988 shares of Common Stock are reserved for issuance under the Option Plan. Except for the Rights Agreement, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affect or relate to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

                  2.6. SUBSIDIARIES. The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

                  2.7. CONTRACTS AND OTHER COMMITMENTS. The Company does not have any contract, agreement, lease, commitment, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $50,000, and do not extend for more than one (1) year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business that do not involve more than $50,000, and (iii) contracts terminable at will by the Company on no more than ninety (90) days notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the acquisition or disposition of the Company's technology, shall not be considered to be contracts entered into in the ordinary course of business.

                  2.8. RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or member of his or her immediate family thereof is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the best of the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company.

                  2.9. REGISTRATION RIGHTS. Except as provided in the Rights Agreement, the Company is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

                  2.10. PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

                  2.11. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default in any material respect of any provision of its Restated Certificate or Bylaws or in any material respect of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement or the Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

                  2.12. LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened in writing against the Company that questions the validity of this Agreement or the Rights Agreement or any of the transactions contemplated hereby, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business properties, prospects or financial condition of the Company, or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to, or to the best of its knowledge, named in any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

                  2.13. DISCLOSURE. The Company has provided the Investor with all the information reasonably available to it without undue expense that such Investor has requested for deciding whether to purchase the Series E Preferred Stock. Neither this Agreement nor any other written statement or certificate made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                  2.14. OFFERING. Subject in part to the truth and accuracy of the Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series E Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  2.15. TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                  2.16. FINANCIAL STATEMENTS. The Company has delivered to the Investor (i) its audited financial statements for the Company's fiscal year ending December 31, 1997, and (ii) its unaudited financial schedules (balance sheet and profit and loss statement) as at and for the year ended December 31, 1998 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited Financial Statements, to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1998, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                  2.17. CHANGES. To the best of the Company's knowledge, since December 31, 1998, there has not been any event or condition of any type that has materially and adversely affected the business, properties, prospects or financial condition of the Company.

                  2.18. PATENTS AND TRADEMARKS. The Company owns or possesses sufficient legal rights to all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, software, licenses, information, proprietary rights and processes necessary for the conduct of its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company. Except for agreements with its own employees or consultants, substantially in the form referenced in paragraph 2.21 below, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, software, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

                  2.19. MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

                  2.20. EMPLOYEES; EMPLOYEE COMPENSATION. There is no strike, labor dispute or union organization activities pending or threatened between the Company and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company or to the utilization by the employee of his best efforts with respect to such business. The Company is not party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

                  2.21. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement substantially in the form or forms attached hereto as EXHIBIT E The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

                  2.22. TAX RETURNS, PAYMENTS, AND ELECTIONS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 341(f) of Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

                  2.23. INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company does not now have products liability insurance but may in the future in the judgment of the Company's Board of Directors obtain such insurance in amounts customary for companies similarly situated.

                  2.24. ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

                  2.25. INDEMNIFICATION. The Restated Certificate provides for the indemnification of officers and directors of the Company to the fullest extent permitted by law.

                  3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. The Investor hereby represents and warrants that:

                  3.1. AUTHORIZATION. The Investor represents that it has full power and authority to enter into this Agreement and the Rights Agreement and that this Agreement and the Rights Agreement constitute its valid and legally binding obligation.

                  3.2. PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Investor in reliance upon such Investor's representation to the Company, which by Investor's execution of this Agreement the Investor hereby confirms, that the Series E Preferred Stock to be purchased by such Investor under this Agreement, and the Common Stock issuable upon conversion thereof, (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

                  3.3. RELIANCE UPON INVESTOR'S REPRESENTATIONS. The Investor understands that the Series E Preferred Stock is not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investor's representations set forth herein.

                  3.4. RECEIPT OF INFORMATION. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series E Preferred Stock hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series E Preferred Stock hereunder and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 2 of this Agreement or the right of the Investor to rely thereon.

                  3.5. INVESTMENT EXPERIENCE. The Investor represents that it is experienced in evaluating and investing in securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series E Preferred Stock. The Investor also represents it has not been organized solely for the purpose of acquiring the Series E Preferred Stock.

                  3.6. ACCREDITED INVESTORS. The Investor represents to the Company that it is an Accredited Investor as defined in Regulation D under the Securities Act.


                  3.7. RESTRICTED SECURITIES. The Investor understands that the securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, the Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 (other than paragraph (k) of Rule 144) is the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

                  3.8. LEGENDS. It is understood that the Securities may bear one or all of the following legends:

                           (a)      "These securities have not been registered
under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                           (b) Any legend required by federal law or the laws of
any state as applicable.

                  4. CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the Investor under subparagraph 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which must be set forth in a writing signed by the Investor to be effective against the Investor:

                  4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  4.2. PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  4.3. COMPLIANCE CERTIFICATE. The Chief Executive Officer of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in paragraphs 4.1 and 4.2 have been fulfilled.

                  4.4. QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required prior to the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  4.5. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor's special counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

                  4.6. BOARD OF DIRECTORS. The size of the Board of Directors of the Company shall initially be fixed at ten (10) directors. The directors shall consist of (i) Carlos P. Naudon, Clifford I. Waggoner, Richard
P. Yanak and Graham H. Gurney, as elected by the holders of Common Stock voting separately as a single class, (ii) William W. Neville, David M. Clarke,

Douglas C. Carlisle, Samuel F. McKay and Michael A. Thiemannn, as elected by the holders of Preferred Stock voting separately as a single class, and (iii) Douglas K. Anderson, as elected by the holders of Common Stock and Preferred Stock voting together as a single class.

                  4.7. OPINION OF COMPANY COUNSEL. The Investor shall have received from Hale and Dorr LLP, special counsel for the Company, an opinion, dated the date of the Closing, in substantially the form attached hereto as EXHIBIT D

                  4.8. INVESTORS' RIGHTS AGREEMENT. The Company and all holders of Preferred Stock of the Company (other than the Investor) shall have entered into the Rights Agreement in the form attached hereto as EXHIBIT B.

                  4.9. MANAGEMENT RIGHTS LETTER. The Company shall deliver to the Investor an executed Management Rights Letter in the form attached hereto as EXHIBIT F.

                  4.10 MUTUAL RELEASE AGREEMENT. The Company shall have executed and delivered to the Investor a Mutual Release Agreement in the form attached hereto as EXHIBIT G.


                  4.11. STRATEGIC ALLIANCE AGREEMENT. The Company shall have executed and delivered to the Investor a Strategic Alliance Agreement in the form attached hereto as EXHIBIT H.

                  5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

                  5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  5.2 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required prior to the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  5.3 INVESTORS' RIGHTS AGREEMENT. The Investor shall have entered into the Rights Agreement in the form attached hereto as EXHIBIT B.

                  5.4 MUTUAL RELEASE AGREEMENT. The Investor shall have executed and delivered to the Company a Mutual Release Agreement in the form attached hereto as EXHIBIT G.

                  5.5 STRATEGIC ALLIANCE AGREEMENT. The Investor shall have executed and delivered to the Company a Strategic Alliance Agreement in the form attached hereto as EXHIBIT H.

                  6.       RIGHT TO PUT SECURITIES

                  6.1.     DEFINITIONS.  For purposes of this Section 6:

                  CHANGE IN CONTROL - shall mean (i) a sale of all or substantially all of the assets or business of the Company; (ii) a sale or other transfer by the stockholders of the Company to a single entity or person (or to a group of entities or persons acting in concert), in one or a series of related transactions, of more than 50% of the outstanding shares of capital stock of the Company entitled to vote for the election of directors, (including securities convertible into such voting shares of the Company); or (iii) a merger or consolidation of the Company into or with any other entity or entities if, as a result thereof, more than 50% of the voting shares of the entity surviving such merger or consolidation is held by persons or entities which are not shareholders of the Company immediately prior to such event.

                  CONNECTICUT PRESENCE - shall mean that the Company, together with its subsidiaries, and their successors and assigns (i) maintains its principal place of business in the State of Connecticut, (ii) bases a numerical majority of the sum of its employees in the State of Connecticut, and (iii) conducts a majority of its operations (including manufacturing and production), directly or through subcontractors, in the State of Connecticut.

                  PUT PRICE - shall mean (a) in the case of a Put under Section 6.4(a), the greater of (i) eight dollars ($8.00) (as adjusted for stock dividends, stock splits and similar corporate events, for the Preferred Stock and/or Common Stock which is the subject of a Notice of Put) multiplied by the number of shares of Preferred Stock (and/or Common Stock) which are the subject of a Notice of Put, plus a 40% compounded annual rate of return on such amount from the date hereof through the date of the Put Closing (as hereinafter defined), provided that if the Put Closing takes place more than three (3) years from the date hereof, the compounded annual rate of return shall be calculated from the date hereof through the third anniversary of the date hereof, or (ii) the Aggregate Market Value on the Put Date; or (b) in the case of a Put under
Section 6.4(b), the greater of (i) eight dollars ($8.00) (as adjusted for stock dividends, stock splits and similar corporate events, for the Preferred Stock and/or Common Stock which is the subject of a Notice of Put) multiplied by the number of shares of Preferred Stock (and/or Common Stock) which are the subject of a Notice of Put, plus a 25% compounded annual rate of return on such amount from the date hereof through the date of the Put Closing (as hereinafter defined), or (ii) the Aggregate Market Value on the Put Date.

                  AGGREGATE MARKET VALUE - shall mean on any date the product of
(i) the Current Market value (as hereinafter defined) on such date of each share of Preferred Stock (and/or Common Stock) held by the Investor exercising its rights under this Section 6 and (ii) the number of shares of Preferred Stock (and/or Common Stock) which are the subject of a Notice of Put. The term "Current Market Value" on any date shall be:

         (a) if the Series E Preferred Stock (or Common Stock) is not traded in such manner that the quotations referred to in clause (b) below are available for the period required hereunder, the per share value determined in good faith by the Board of Directors of the Company or, if such determination cannot be made or is reasonably objected to by the Investor within thirty (30) days of its notification thereof, then the value determined by a nationally recognized independent investment banking firm (which has no past or present relationship with the Company or the Investor) selected in good faith by the Board of Directors of the Company, or if such selection cannot be made or is reasonably objected to by the Investor within thirty (30) days of its notification thereof, then the per share value determined by a nationally recognized independent investment banking firm selected by the American Arbitration Association in Hartford, Connecticut in accordance with its rules;

         (b) the average of the daily closing prices per share for the 30 consecutive business days ending no more than 15 business days before the Put Date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period). The closing price per share for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid-and-asked prices regular way, in either case on the principal national securities exchange on which the Series E Preferred Stock (or Common Stock) is listed or admitted to trading, or if the Series E Preferred Stock (or Common Stock) is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealer's Automated Quotations System ("NASDAQ") on such day, or if, on any day in question, the security shall not be quoted on NASDAQ, then such price shall be equal to the average of the last reported bid-and-asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated.

                  TERMINATION DATE - shall mean the earlier of (i) the date on which Connecticut Innovations, Incorporated ("CII") no longer holds any Series C Preferred Stock, Conversion Shares, Warrants or Warrant Shares, and (ii) the first date after an IPO and the expiration or termination of the term of any related "lock-up" agreement applicable to the Series C Preferred Stock, Conversion Shares, or the Warrant Shares, on which all Series C Preferred Stock, Conversion Shares and Warrant Shares then held by CII may be offered and sold by CII to any number of offerees and purchasers pursuant to (A) Rule 144(k) under the Securities Act of 1933 (or any similar rule hereafter adopted by the Securities and Exchange Commission), or (B) an effective registration statement filed under the Securities Act of 1933.

                  6.2. RIGHT TO PUT. On the terms and conditions herein set forth, the Investor shall have the right to sell to the Company, and the Company agrees to purchase from such Investor, all of such Investor's Securities (as defined in Section 3.2) which are the subject of a Notice of Put (the "Put") for the Put Price.

                  6.3. METHOD OF EXERCISE. On the terms and conditions herein set forth, the Investor may exercise its rights hereunder to sell all or part of its Securities by delivering to the Company a notice of Put (a "Notice of Put") in the form attached hereto as EXHIBIT I.

                  6.4. TIME OF EXERCISE. The rights of the Investor to Put its Securities shall become exercisable at any time prior to the Termination Date and following (a) the Company's failure to maintain a Connecticut Presence (as defined herein) or (b) so long as the Company is not subject to the requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, a Change in Control.

                  6.5. CLOSING DATE. The closing, (the "Put Closing"), of the purchase and sale of Securities pursuant to this Section 6 hereof shall be held on the date, (the "Put Closing Date"), which is the sixtieth (60th) business day after delivery of a Notice of Put.

                  6.6. CLOSING PROCEDURES. At the Put Closing, the Investor exercising their rights under this Section 6 will deliver to the Company the securities which are covered by the Notice of Put, and the Company will deliver to such Investor the Put Price for such securities in cash, certified or bank check, or by wire transfer. The Company may elect to pay to the Investor the Put Price as follows: in equal annual installments of principal in the amount of one-third of the Put Price each, the first such installment to be paid at the Closing, plus interest on the outstanding balance, payable with each installment of principal calculated at a fixed rate per annum equal to twenty-five (25%) percent. The Investor shall, at the Company's request, represent and warrant to the Company that (i) it owns the securities which are covered by the Notice of Put free and clear of all liens, charges and encumbrances, and (ii) it has the power and authority to transfer such securities to the Company and to consummate the Put.

                  7.       MISCELLANEOUS.

                  7.1. ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                  7.2. SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

                  7.3. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein or in the Rights Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series E Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.4. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Connecticut.

                  7.5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.6. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.7. NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, if to the Investor, addressed to the Investor to the attention of the President of the Investor at the address indicated for the Investor on the signature page hereto, with a copy to Kenneth A. Linhares, Esq., Fenwick & West, LLP, Two Palo Alto Square, Suite 800, Palo Alto, CA 94306, and if to the Company, addressed to the Company to the attention of the Chief Executive Officer of the Company at the address indicated for the Company on the signature page hereto, with a copy to Mark G. Borden, Esq., Hale and Dorr LLP, 60 State Street, Boston, MA 02109, or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

                  7.8. FINDER'S FEES. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction.

                  The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

                  The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  7.9. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Rights Agreement, or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements (by application to the court in which the action was conducted and as determined by such court) in addition to any other relief to which such party may be entitled.

                  7.10. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than 50% of the Common Stock (that has not been sold to the public) issued or issuable upon conversion of the Series E Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), the future holder of all such securities, and the Company. Notwithstanding the foregoing, the rights of the Investor under Section 6 hereof may not be waived or amended without the written consent of such Investor.

                  7.11. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            OPEN SOLUTIONS INC.

                                            By:  /s/ Doug K. Anderson
                                                --------------------------------
                                                 Name: Douglass K. Anderson
                                                 Title: Chairman and CEO

                                            Address: 300 Winding Brook Drive
                                                     Glastonbury, CT  06033

                                            HNC SOFTWARE INC.

                                            By:  /s/ Raymond V. Thomas
                                                --------------------------------
                                                 Name: Raymond V. Thomas
                                                 Title: Vice President, Finance
                                                        and Administration and
                                                        Secretary
                                            Address: 5930 Cornerstone Court West
                                                     San Diego, CA  92121